Exhibit 99.2

Synthetic Biologics Announces Pricing of Public Offering of Common Stock and Warrants

For Immediate Distribution

Rockville, MD, November 15, 2016 – Synthetic Biologics, Inc. (NYSE MKT: SYN), a late-stage clinical company developing therapeutics focused on the gut microbiome, today announced the pricing of an underwritten public offering of 25,000,000 shares of its common stock and warrants to purchase 50,000,000 shares of its common stock at a price to the public of $1.00 per share and accompanying warrants. The gross proceeds to Synthetic Biologics from the offering, excluding the proceeds, if any from the exercise of the warrants, before deducting underwriting discounts and commissions and other offering expenses, are expected to be approximately $25.0 million. If exercised in full, the warrants could result in additional net financing proceeds to the Company of $78.8 million. The Underwriter has a 30-day option to purchase up to 3,750,000 additional shares of common stock and warrants to purchase up to 7,500,000 additional shares of common stock. The offering is expected to close on or about November 18, 2016, subject to customary closing conditions.

The initial per share exercise price of the Series A warrant is $1.43 per share and the per share exercise price of the Series B warrant is $1.72 per share, each subject to adjustment as specified in the warrants. The Series A and Series B warrants may be exercised at any time on or after the date of issuance. The Series A warrants shall not be exercisable after and shall terminate and become void on the four-year anniversary following the date of original issuance. The Series B warrants shall not be exercisable after and shall terminate and become void on December 31, 2017.

Cantor Fitzgerald & Co. is acting as the sole book-running manager for the offering.

The securities described above are being offered by Synthetic Biologics pursuant to a shelf registration statement (File No. 333-206266) that was previously filed with, and declared effective on August 18, 2015, by the Securities and Exchange Commission (SEC). A preliminary prospectus supplement and the accompanying prospectus relating to these securities have been filed with the SEC and are available at the SEC’s website at www.sec.gov. Before investing, you should read the preliminary prospectus supplement and the accompanying prospectus for information about Synthetic Biologics and this offering. A final prospectus supplement related to the offering will also be filed with the SEC.

Copies of the final prospectus supplement and accompanying prospectus relating to the offering, when available, may be obtained from: Cantor Fitzgerald & Co., Attn: Capital Markets, 499 Park Ave., 6th Floor, New York, New York 10022, or by telephone at 212-829-7122, or by e-mail at prospectus@cantor.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Synthetic Biologics, Inc.

Synthetic Biologics, Inc. (NYSE MKT: SYN) is a late-stage clinical company developing therapeutics focused on the gut microbiome. The Company's lead candidates poised for Phase 3 development are: (1) SYN-010 which is intended to reduce the impact of methane producing organisms in the gut microbiome to treat an underlying cause of irritable bowel syndrome with constipation (IBS-C), and (2) SYN-004 (ribaxamase) which is designed to protect the gut microbiome from the effects of certain commonly used intravenous (IV) beta-lactam antibiotics for the prevention of C. difficile infection, antibiotic-associated diarrhea (AAD) and the emergence of antibiotic-resistant organisms. The Company is also developing preclinical stage monoclonal antibody therapies for the prevention and treatment of pertussis and novel discovery stage biotherapeutics for the treatment of phenylketonuria (PKU).

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions. These statements are based upon current beliefs, expectations and assumptions and are subject to a number of risks and uncertainties, many of which are difficult to predict and include statements with respect to this offering and the successful execution of the Company's business strategy, including its intended use of proceeds from this offering. These forward-looking statements are based upon management’s beliefs, expectations and assumptions as of the date of this press release and are subject to a number of substantial risks and uncertainties, many of which are difficult to predict and could cause actual results to differ materially and adversely from current beliefs, expectations and assumptions from those set forth, projected or implied by any such forward-looking statements. Important factors that could cause actual results to differ materially from those reflected in Synthetic Biologics’ forward-looking statements include, among others, market conditions and the satisfaction of customary closing conditions related to the proposed public offering, including the underwriter’s exercise of their option to purchase additional securities, as well as risks and uncertainties associated with the Company’s business and finances in general, including the other risk factors described in the preliminary prospectus supplement and accompanying prospectus relating to this offering and the risk factors incorporated by reference therein from Synthetic Biologics’ most recent annual report on Form 10-K that was filed with the U.S. Securities and Exchange Commission (SEC) on March 10, 2016, and its other filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and Synthetic Biologics undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

For further information, please contact:

Synthetic Biologics, Inc. (Corporate and Investors)

Vincent I. Perrone, Manager Corporate Communication, (240) 660-2000, info@syntheticbiologics.com

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